                                                                   EXHIBIT 10.25

                         HEARST-ARGYLE TELEVISION, INC.

                   AMENDED AND RESTATED 1997 STOCK OPTION PLAN

         WHEREAS, on August 28, 1997 the stockholders of Hearst-Argyle Television, Inc. adopted the Hearst-Argyle Television, Inc 1997 Stock Option Plan; and

         WHEREAS, Hearst-Argyle Television, Inc. desires to amend and restate the Hearst-Argyle Television, Inc 1997 Stock Option Plan as set forth herein and to adopt such amendment and restatement as the resulting "Amended and Restated 1997 Stock Option Plan", subject to approval by the stockholders of Hearst-Argyle Television, Inc. (the "Approval").

         1. Plan Name and Purpose. Following the Approval, the 1997 Stock Option Plan, as amended and restated herein, shall be known as the "Hearst-Argyle Television, Inc. Amended and Restated 1997 Stock Option Plan", hereinafter referred to as the "Plan." The purposes of the Plan are (i) to provide incentives for key employees and Non-Employee Directors (as hereinafter defined) of Hearst-Argyle Television, Inc. (the "Company"), and its subsidiary corporations (within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended, (the "Code") and referred to herein as "Subsidiaries") by encouraging their ownership of Series A common stock, $0.01 par value, of the Company (the "Stock") and (ii) to aid the Company in retaining such key employees and Non-Employee Directors, upon whose efforts the Company's success and future growth depends, and attracting other such employees and Non-Employee Directors.

         2. Administration. This Plan shall be administered by the Company's Board of Directors. Subject to the terms of this Plan, the Board shall have plenary authority to determine the persons to whom options are to be granted, the number of shares to be subject to each such option, to determine the terms and provisions of any option agreements made pursuant to the Plan, to modify such agreements, and to make all other determinations that may be necessary or advisable for the administration of the Plan. For purposes of administration, the Board, subject to the terms of this Plan, shall have plenary authority to establish such rules and regulations, make such determinations and interpretations, and take such other administrative actions as it deems necessary or advisable. All determinations and interpretations made by the Board shall be final, conclusive and binding on all persons, including the holders of options granted under this Plan ("Optionees") and their legal representatives and beneficiaries.

         The Board, in its discretion, may delegate any or all of its authority, powers and discretion under this Plan to the Compensation Committee (the "Committee"), and the Board in its discretion may revest any or all such authority, powers and discretion in itself at any time. The Committee shall be appointed from time to time by the Board of Directors. The Board of Directors shall designate one of the members of the Committee as its Chairman. The Committee shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all members of the Committee shall be as effective as if it had been made by a majority vote at a Committee meeting duly called and held. The Committee may appoint a secretary (who need not be a member of the Committee). No member of the Committee shall be liable for any act or omission with respect to his or her service on the Committee, if he or she acts in good faith and in a manner he or she reasonably believes to be in or not opposed to the best interests of the Company.

         With respect to persons subject to Section 16 of the Securities Exchange Act of 1934, as amended, or any successor statute (the "1934 Act"), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act ("Rule 16b-3"). To the extent any provision of the Plan or action by the Board of Directors of the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law.

         3. Shares of Stock Available for Options. The aggregate number of shares of Stock that may be issued under this Plan shall equal 8,745,362, subject to any adjustments that may be made pursuant to Section 5(g) hereof. Shares of Stock used for purposes of this Plan may be either authorized or unissued shares, or previously issued shares, held in the treasury of the Company, or both. Immediately upon the termination or forfeiture of any option granted under this Plan (other than by reason of exercise or other cancellation for consideration), any shares of Stock covered by such option shall be available for grant as further options hereunder.

         Unless specifically defined otherwise, "Fully Diluted Shares" means, as of any date, the sum of (i) the number of shares of Stock then outstanding (not including any shares held in treasury) and (ii) without duplication, the number of shares of Stock issuable upon conversion, exchange or exercise of all outstanding securities, other obligations, options or warrants, convertible into, exchangeable for or otherwise providing the right to acquire such shares.

4. Eligibility. Options under this Plan may be granted to key employees and Non-Employee Directors of the Company or any Subsidiary. In selecting persons to be granted options, the Board may take into consideration any factors it may deem relevant, including its estimate of the person's present and potential contributions to the success of the Company and its Subsidiaries. The maximum number of shares of Stock with respect to which stock options may be granted in any one year to any employee shall not exceed 500,000.

         5. Terms and Conditions of Options. The Board shall, in its discretion, prescribe the terms and conditions of the options to be granted hereunder, which terms and conditions need not be the same in each case, subject to the following:

            (a) Option Agreement. Each option granted under this Plan shall be evidenced by a written option agreement, which shall be executed by the Optionee and an authorized officer of the Company and which shall contain such terms and conditions as the Board shall deem appropriate, consistent with the terms of this Plan.

            (b) Option Price. The price at which each share of Stock covered by an option granted under this Plan may be purchased shall be determined by the Board and shall not be less than the fair market value per share of Stock at the time of grant, subject to the incentive stock option provisions set forth in Section 6. The date of the grant of an option shall be the date specified by the Board in its grant of the option.

            (c) Option Period. The period for exercise of an option shall not exceed ten (10) years plus one day from the date of grant, subject to the provisions of Sections 5(e), 5(h), 6, and the provisions of any option agreement.

            (d) Exercise of Options. In order to exercise all or any portion of an option granted under this Plan, the Optionee, or his or her representative, devisees or heirs, as applicable, shall deliver to the Company written notice specifying the number of shares of Stock to be purchased, together with cash or a certified or bank cashier's check payable to the order of the Company or shares of Company Stock having a fair market value equal to the purchase price therefor. An Optionee shall have none of the rights of a stockholder until the shares of Stock are issued to him or her. An option may not be exercised for less than one hundred (100) shares of Stock, or the number of shares of Stock remaining subject to such option, whichever is less.

            (e) Effect of Termination of Employment or Service as a Non-Employee Director. Except as may be set forth in any option agreement, the following provisions of this Section 5(e) shall govern the treatment of options upon the termination of an Optionee's employment or service as a non-employee director by the Company and each of the Subsidiaries (hereinafter, the "Optionee's Employment or Service"):

                (i) An option will automatically be forfeited and unexercisable upon the termination of an Optionee's Employment or Service if such termination was for Cause (as defined below) or was voluntary by the Optionee (other than voluntary termination in connection with the Optionee's retirement upon or after such Optionee reaches age 65 ("Retirement Age"). Unless otherwise specifically defined in an Option Agreement, a termination shall be for "Cause" if the Company (or a Subsidiary) terminates the Optionee's Employment or Service because (A) the Optionee is convicted of a crime that is a felony (other than a traffic or moving violation); (B) the Optionee has willfully and materially breached, habitually neglected or failed to perform satisfactorily his or her duties as an employee, consultant or non-employee director; or, (C) the Optionee commits any material act or fraud or dishonesty during the course of the Optionee's Employment or Service.

                (ii) If an Optionee's Employment or Service is terminated
            because of (A) the death of the Optionee or (B) the Disability (as defined in subsection (v) below) of the Optionee, the Optionee, or his or her representative, devisees or heirs, as applicable, may exercise any options granted under this Plan that are exercisable on the date the Optionee's Employment or Service so terminates at any time prior to thirty-six months from the date of such termination.

                (iii) If an Optionee's Employment or Service is terminated because of the retirement of the Optionee at or after the Optionee reaches Retirement Age, then the Optionee may exercise any options granted under this Plan that are exercisable on the date the Optionee's Employment or Service so terminates at any time prior to thirty-six months from the date of such termination, subject to the incentive stock option provisions set forth in Section 6.

                (iv) If the Company terminates the Optionee's Employment or
            Service for any reason other than for Cause, then the Optionee, or his or her representative, devisees or heirs, as applicable, may exercise any options granted under this Plan that are exercisable on the date the Optionee's Employment or Service so terminates at any time prior to one year from the date of such termination, subject to the incentive stock option provisions set forth in Section 6. Notwithstanding the foregoing, if the Optionee's Employment or Service is terminated because the Optionee has become an employee of another company that is affiliated with the Company, through common ownership, common management or otherwise, then the options granted to such Optionee under this Plan shall not be deemed to be terminated, but rather shall continue in full force and effect as if the Optionee's Employment or Service had not been terminated.

                (v) Unless otherwise specifically defined in an Option
            Agreement, "Disability," as such term is used herein, shall refer to the Optionee becoming physically or mentally disabled (as determined in good faith by the Board) so that Optionee is unable to perform Optionee's duties which Optionee is required to perform for a period of more than one hundred twenty (120) consecutive days or more than one hundred eighty (180) days in the aggregate during any calendar year.

                (vi) If an Optionee's Employment or Service is terminated with the approval of the Board, the Board may, at its discretion, accelerate or otherwise modify the vesting conditions applicable to any options which are not exercisable on the date the Optionee's Employment or Service terminates, extend the period following termination of employment during which any outstanding options may be exercised (but in no event beyond the original exercise term of the grant), or modify the vesting terms and extend the exercise term of the grant.

                (vii) Nothing in this Plan or in any option granted pursuant to this Plan (in the absence of an express provision to the contrary) shall confer on any individual any right to continue in the employ of the Company or any Subsidiary, to continue to serve as a member of the Board, or to interfere in any way with the right of the Company to terminate his or her Employment or Service at any time.

            (f) Transferability of Options. During the lifetime of an Optionee, options held by such Optionee shall be exercisable only by the Optionee or his or her personal representative in the event of the Optionee's Disability. In the event of Optionee's death, options that remain exercisable under the terms of this Plan and the applicable Option Agreements may be exercised by the Optionee's representative, devisees or heirs, as applicable. Options shall be transferable by will or the laws of descent and distribution. Notwithstanding the foregoing, the Board may permit an Optionee to transfer exercise rights to any outstanding non-qualified stock options, provided such transfers are made to Permitted Transferees, as defined herein, and are made without consideration, for bona fide estate planning purposes. The Board shall establish whatever administrative criteria it deems appropriate in reviewing and approving such transfer requests. For purposes of this Section 5(f), "Permitted Transferees" shall mean a member of an Optionee's immediate family, trusts for the benefit of such immediate family members, and partnerships in which the Optionee and/or such immediate family members are the only partners. Immediate family members shall include an Optionee's spouse, descendants (children, grandchildren and more remote descendants), and shall include step-children and relationships arising from legal adoption.

            (g) Adjustments for Change in Stock Subject to Plan and Other Events. Subject to any more particular rights that the Board may grant to an Optionee under an Option Agreement, in the event of a reorganization, recapitalization, reclassification, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in or event affecting the corporate structure or Stock of the Company, the Board may make such adjustments, if any, in the number of shares subject to this Plan and in the number of shares covered by outstanding options and/or in the option price per share as it deems appropriate and necessary to preserve the value of the benefits provided hereunder.

            (h) Acceleration of Exercisability of Options Upon Occurrence of Certain Events. The Board may provide, in an Option Agreement relating to any option granted hereunder, that in connection with any Change of Control (as hereinafter defined) of the Company, effective as of such date as the Board shall determine, the exercisability of such option shall be accelerated and the option may be immediately exercised to purchase all or any portion of the shares of Stock subject to such option, or all or a portion of such option may be terminated, as determined by the Board.

            "Change of Control" shall mean (i) a merger or consolidation in which the Company is a constituent corporation following which securities of the surviving or resulting corporation possessing less than 50% of the combined voting power of such corporation's outstanding voting securities (computed on either an actual or fully diluted basis) with respect to matters submitted to a vote of the stockholders generally shall then be owned in the aggregate by persons who prior thereto were stockholders of the Company; (ii) a sale or transfer by the Company or any of its Subsidiaries of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an entity that is not a Subsidiary of the Company; (iii) any "person" (as such term is used in Sections 3(a)(9) or 13(d)(3) of the 1934 Act), other than Excluded Persons, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding voting securities with respect to matters submitted to a vote of the stockholders generally; (iv) any "person" other than Excluded Persons is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than 50% of the then outstanding Stock; (v) at such time as any shares of Series B common stock, $0.01 par value, of the Company are no longer outstanding, within any two-year period, a majority of the Company's Board of Directors is no longer composed of persons who were directors at the beginning of such two-year period, unless the continuing directors, together with the new directors who were approved by a majority of the prior directors, constitute a majority of the Board; (vi) the Company adopts a plan of dissolution or liquidation or liquidates or dissolves; or (vii) any transaction or series of transactions which has a reasonable likelihood or a purpose of producing, directly or indirectly, any of the effects described in paragraph (a)(3)(ii) of Rule 13e-3 of the 1934 Act. The term "Excluded Persons" means each of
         (i) The Hearst Corporation or any other "Permitted Transferee" (as defined in Article Four of the Company's Amended and Restated Certificate of Incorporation) and (ii) a trustee or other fiduciary holding securities under any employee benefit plan of the Company.

            Notwithstanding the foregoing, in no event shall any option be exercisable after the date of termination of the exercise period of such option specified in Section 5(c).

            (i) Stock Legends. Certificates evidencing shares of Stock issued under the Plan shall have conspicuously noted thereon such restrictions on transferability as the Company may require in order to ensure compliance with applicable federal and state securities laws and regulations.

            (j) Options for Non-Employee Directors. Notwithstanding any provision herein to the contrary, each Non-Employee Director of the Company shall be awarded options to purchase 4,000 shares of Stock each year that such person continues to serve as a director of the Company, and an additional 1,000 shares of Stock each year that such person serves as a chairperson of a committee of the Board. The initial grant to each Non-Employee Director shall have been made as of the adoption of the 1997 Stock Option Plan (or as soon thereafter as is reasonably practicable) and each subsequent annual grant shall be made on each anniversary of the date of the initial grant for as long as such Non-Employee Director continues to serve as a director of the Company or any of its Subsidiaries. All such options granted to the Non-Employee Directors shall have an exercise price equal to the fair market value of the Stock as of the date of grant (as determined by the Board of Directors), shall become fully exercisable two (2) years from the date of grant and shall expire ten (10) years from the date of grant.

            "Non-Employee Director", as defined by Rule 16b-3 shall mean a director of the Company who (i) is not currently an officer of the Company or a parent or subsidiary of the Company, or otherwise currently employed by the Company or a parent or subsidiary of the Company; (ii) does not receive compensation, either directly or indirectly, from the Company or a parent or subsidiary of the Company, for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Item 404(a) of Regulation S-K; (iii) does not possess an interest in any other transaction for which disclosure would be required pursuant to Item 404(a) of Regulation S-K; and (iv) is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K.

            (k) Other Terms and Conditions. The Board may impose such other terms and conditions, not inconsistent with the terms hereof, on the grant or exercise of options, as it deems advisable.

         6. Provisions Applicable to Incentive Stock Options. The Committee may, in its discretion, grant options under this Plan to eligible employees which constitute "incentive stock options" (within the meaning of Section 422(b) of the Code), provided, however, that the following provisions shall be applicable to such options ("Incentive Stock Options"):

            (a) No Incentive Stock Option shall be exercisable more than ten
         (10) years from the date of grant thereof.

            (b) To the extent that the aggregate fair market value (determined at the time the respective Incentive Stock Option is granted) of Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans for the Company and its Subsidiaries exceeds $100,000, such excess Incentive Stock Options shall be treated as options which do not constitute Incentive Stock Options.

            (c) No Incentive Stock Option shall be granted to an individual if, at the time the option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Subsidiaries, unless (i) at the time such option is granted the option price is at least 110% of the fair market value of the Stock subject to the option, and (ii) such option by its terms is not exercisable after the expiration of five (5) years from the date of grant.

            (d) The purchase price of a share of Stock under an Incentive Stock Option shall be no less than 100% of the fair market value of a share of Stock as of the date such option is granted.

            (e) An Incentive Stock Option shall be exercisable only while the Optionee is an employee of the Company or a Subsidiary, or within three
         (3) months after the date that the Optionee's employment with the Company is terminated for reasons other than death or Disability, for Cause, or voluntary termination by the Optionee.

         7. Amendment and Termination. Unless this Plan previously shall have been terminated as hereinafter provided, this Plan shall terminate on, and no option shall be granted hereunder, ten (10) years from (i) the date the 1997 Stock Option Plan was adopted by the Board or (ii) the date the 1997 Stock Option Plan was approved by the Company's stockholders, whichever is earlier; provided, however, that the Board may at any time prior to that date terminate this Plan. The Board may at any time amend this Plan; provided, however, that an amendment shall be subject to stockholder approval if such approval is required for favorable treatment under Rule 16b-3 or the Code or is required by the rules of any securities exchange or market system on which securities of the Company are listed, reported or admitted to trading at the time such amendment is adopted. No termination or amendment of this Plan may, without the consent of an Optionee, adversely affect the rights of such Optionee under any option held by such Optionee. Notwithstanding anything in this Section 7 to the contrary, this Plan may from time to time be amended to satisfy or otherwise conform to the conditions and requirements and provisions set forth in Rule 16b-3 or in any successor role.

         8. Withholding. It shall be a condition to the obligation of the Company to issue shares of Stock upon exercise of an option, that the Optionee (or any beneficiary or other person entitled to act under the terms hereof) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state or local income or other taxes. Without limiting the generality of the foregoing, Optionees may be given the opportunity to elect to have shares of Stock acquired through exercise of the option withheld to satisfy withholding tax obligations.